AGREEMENT is to be effective as of the 26th day of October, 2022, by and between Dutchess Group LLC, maintaining its principal offices at 12555 High Bluff Dr. , Suite 215, San Diego, CA 92130 (hereinafter referred to as "Dutchess Group LLC"), and Verde Resources, Inc., (hereinafter referred to as "Client").

WITNESETH:

WHEREAS, Dutchess Group LLC is engaged in the business of providing corporate consulting services as described in schedule A-2 (the "Corporate Consulting Services") , and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Dutchess Group LLC for the purpose of obtaining Corporate Consulting Services, so as to better serve its shareholders and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

Engagement of Dutchess Group LLC Client herewith engages Dutchess Group LLC, and Dutchess Group LLC agrees to render to Corporate Consulting Services to Client.

Client acknowledges that Dutchess Group LLC will devote such time as is reasonably necessary to perform the services for Client, having due regard for Dutchess Group LLC's commitments and obligations to other business for which it performs consulting services.

Term and Termination. This Agreement shall be for a period of Sixth (6) months, commencing on the effective date hereof. If the parties hereto desire to extend the relationship, the parties will renew this Agreement or enter into a new Agreement. If either party wants to cancel the Agreement, there is a Fifteen (15) day advanced notice for Termination. If Dutchess Group LLC decides to cancel the Agreement they will return all compensation that weren't earned.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Dutchess Group LLC in connection with Dutchess Group LLC's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Dutchess Group LLC will not be bound by the foregoing limitation in the event:

(I) The Confidential Information is otherwise disseminated and becomes public information,

or

(II) Dutchess Group LLC is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Representation by Dutchess Group LLC of Other Clients. Client acknowledges and consents to Dutchess Group LLC rendering public relations, consulting and/or communications services to other clients of Dutchess Group LLC engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Dutchess Group LLC. Client acknowledges that Dutchess Group LLC, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Dutchess Group LLC, its officers, agents and/or employees from any proceeding or suit which arises out of or is

due to the inaccuracy or incompleteness of any material or information supplied by Client to Dutchess Group LLC.

Indemnification by Dutchess Group LLC . Dutchess Group LLC agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the actions, negligent or otherwise, of Dutchess Group LLC , its subsidiaries, agents, employees or affiliates in the performance of its obligations under the Agreement.

Independent Contractor. It is expressly agreed that Dutchess Group LLC is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Dutchess Group LLC or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Compensation. SEE SCHEDULE A-1

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Entire Agreement. This writing constitutes the entire Agreement between the parties, and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs.

With each transfer of shares of Common Stock to be issued pursuant to this Agreement; Client shall cause to be issued a certificate representing the Common Stock and, if required by applicable law, a written opinion of counsel for the Client stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Dutchess Group LLC has been duly authorized by the Client. Client warrants that all Shares and share equivalents issued to Dutchess Group LLC pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Dutchess Group LLC shall have been duly authorized by the Client's board of directors.

Governing Law/Venue. This Agreement shall be governed under the laws of the State of California and any claim arising here from shall be submitted to a court of competent jurisdiction located in San Diego County, California.

DUTCHESS GROUP

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

DUTCHESS GROUP LLC

By:	[signature]	Date: 10-26-22		
	Alan Fishman			
	President			

Verde Resources, Inc.

By:	[signature]	Date:	10/26/2022		
	Jack Wong				
	CEO				

END

SCHEDULE A-1
(COMPENSATION)

For the Corporate Consulting Services to be rendered and performed by Dutchess Group LLC during the term of this Agreement, Client shall, upon acceptance of this Agreement, cause to be issued to the name of Dutchess Group LLC:

One Million & Five Hundred Thousand (1,500,000) Restricted 144 shares of Verde Resources, Inc. Due upon Execution of Agreement.

The Shares are to be issued to Dutchess Group LLC within Forty Five (45) days of Signing the Contract

DUTCHESS GROUP LLC

By:	Alan Fishman	Date: 10-26-22	
	Alan Fishman		
	President		

Verde Resources, Inc.

By:	Jack Wong	Date:	10/26/2022	
	Jack Wong			
	CEO			

SCHEDULE A-2
(DESCRIPTION OF SERVICES)

Initial CEO Conference Call / Follow-Up Calls Can Be Recorded for Market Awareness

Investment Considerations / Bullet Points Developed

1 to 4-Page Corporate Stock Profile Prepared / Create a comprehensive investor presentation.

Dutchess Group will disseminate public company information to interested parties selected and approved by Client.

Develop an Executive Summary of Company's Investment merits

Review and comment on public company material, including its website, press releases, financial reports and general investor relations material.

Work with Clients management on Press Release Writing and Editing.

Chat Room/Social Media Management

Gathering of Contact Information and Key Qualifying Data on All Existing Shareholders & Interested Investors

Assist the company in arranging quarterly shareholder calls.

We provide access to a proprietary network of high-net worth and institutional investors, equity analysts, money managers, investment bankers, traditional & social media and other valuable market resources that best match your particular needs, goals and timeline.

END